Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Exhibit 10.3

CONFIDENTIAL

SALE AND ASSIGNMENT AGREEMENT

This Sale and Assignment Agreement (this “Agreement”), dated as of January 31, 2020 (the “Effective Date”), is by and between ProMab Biotechnologies, Inc., having an address at 2600 Hilltop Drive, Richmond, CA 94806 (“ProMab”), and Caribou Biosciences, Inc., having a place of business at 2929 7th Street, Suite 105, Berkeley, CA 94710 USA (“Caribou”). ProMab and Caribou are each referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, [***]

WHEREAS, [***]

WHEREAS, [***]

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

As used in this Agreement, the following capitalized terms shall have the meanings indicated:

1.1 “Affiliate” means any corporation or other business entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with a Party, but only for so long as such corporation or entity controls, is controlled by, or is under common control with such Party. For purposes of this definition of an Affiliate, the term “control” means (a) the direct or indirect ownership of more than [***] of the stock having the right to vote for directors thereof, or (b) the ability to otherwise control the decisions of the board of directors or equivalent governing body thereof. Affiliates excludes any other portfolio companies of investors that have invested in a Party.

1.2 “Assigned Patent Rights” means those patent applications set forth on Exhibit A attached hereto as well as any continuations, divisionals, continuations-in-part, substitutions, registrations, reissues, reexaminations, confirmations, renewals, and extensions thereof, and any patents issuing therefrom; and foreign counterparts of any of the foregoing.

1.3 “Calendar Quarter” means four (4) periods of three (3) consecutive months each, wherein each period shall be a quarter and shall end March 31, June 30, September 30, and December 31.

1.4 “Calendar Year” means the time period from January 1 through December 31.

1.5 “Controlled” for purposes of Section 2.4 means that ProMab has the legal authority or right (whether by ownership, license, or otherwise) to grant to Caribou the covenant not to sue set forth in Section 2.4 without violating the terms of any agreement with any Third Party.

1.6 “Net Sales” means, with respect to any and all Products, gross invoiced amounts for Products sold by Caribou, its Affiliates, and any direct and indirect sublicensees thereof, to Third Parties, less applicable [***].

1.7 “PMC306” means the humanized scFv of the anti-B cell maturation antigen (BCMA) chimeric antigen receptor (CAR) designated by ProMab as PMC306 and defined by the Sequence.

1.8 “Product” means any product, the manufacture, use, sale, offer for sale, importation, or exportation of which would infringe a Valid Claim of the Assigned Patent Rights.

1.9 “Sequence” means the exact DNA and protein sequences of PMC306 as set forth on Exhibit B attached hereto and in the Assigned Patent Rights.

1.10 “Term” means from the Effective Date of this Agreement until the expiration, abandonment, or invalidation of the last patent within the Assigned Patent Rights.

1.11 “Third Party” means any person or entity other than ProMab or Caribou or an Affiliate of either Party.

1.12 ”Valid Claim” means a claim of an issued, unexpired, and in-force patent that has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction (which decision is not appealable or has not been appealed within the time allowed for appeal), and which claim has not been disclaimed, denied, or admitted to be invalid or unenforceable through reissue, re-examination, supplemental examination, disclaimer, or otherwise. For the sake of clarity, patent application claims are not included within the definition of Valid Claim.

ARTICLE 2

ASSIGNMENTS

2.1 Assignment of PMC306. ProMab agrees to sell and assign, and hereby does sell and assign, to Caribou all rights, title, and interest in PMC306. No rights or interest of any kind in PMC306 are retained by ProMab.

2.2 Assignment of Patent Rights. ProMab agrees to sell and assign, and hereby does sell and assign, to Caribou all rights, title, and interest in the Assigned Patent Rights, including but not limited to enforcement rights and rights to future inventions or improvements derived from the Assigned Patent Rights. No rights or interest of any kind in the Assigned Patent Rights are retained by ProMab.

2.3 Acknowledgement by Caribou Regarding PMC306 and the Assigned Patent Rights. By entering into this Agreement, Caribou acknowledges that (a) ProMab has applied for both a provisional patent application (now expired) and a Patent Cooperation Treaty (PCT) application (currently pending) on PMC306 with the U.S. Patent and Trademark Office before the Effective Date of this Agreement; and (b) ProMab makes no representations, warranties, or covenants that patents will issue on the Assigned Patent Rights.

2.4 Covenant Not to Sue. Additionally, ProMab hereby covenants not to sue Caribou, its Affiliates, and any direct and indirect sublicensees thereof during the Term in the event that a Product or the use, manufacture, sale, offer for sale, importation, or exportation thereof infringes any intellectual property Controlled by ProMab. This covenant not to sue shall be transferable to and for the benefit of an assignee of this Agreement by Caribou upon assignment of this Agreement as set forth in Section 9.2 and shall be binding with respect to any assignee of ProMab upon assignment of this Agreement by ProMab as set forth in Section 9.2.

ARTICLE 3

PAYMENTS AND REPORTS

3.1 Initial Assignment Fee. Caribou shall pay to ProMab a [***] within [***] calendar days of the Effective Date of this Agreement. Within [***] business days after the Effective Date of this Agreement, ProMab shall provide Caribou with wire instructions for payments due by Caribou to ProMab under this Agreement.

3.2 Royalties.

[***]

[***]	[***]
[***]	[***]
[***]	[***]

[***]

(a) Royalty Reductions. Caribou may reduce the royalties owed to ProMab under Section 3.2(a) during any Calendar Quarter and in any country in which Caribou is required to pay royalties to a Third Party for intellectual property covering a Product by the amount of such Third- Party royalties; provided, however, that in no event will the royalties owed by Caribou to ProMab be reduced by more than fifty percent (50%) of the royalties set forth in Section 3.2(a).

3.3 Calendar Quarter Reports. Within [***] calendar days after the end of each Calendar Quarter during the Term, Caribou shall deliver to ProMab (a) a detailed report specifying in the aggregate (i) total invoiced amounts to Third Parties for Products by Caribou, its Affiliates, and any direct and indirect sublicensees thereof; and (ii) amounts deducted by category (as defined in Section 1.6) from gross invoiced amounts to calculate Net Sales of Products; and (b) payment of royalties due.

3.4 Method of Payment. All payments due under this Agreement shall be made in U.S. dollars and shall be made by bank wire transfer in immediately available funds pursuant to ProMab’s wire instructions.

3.5 Tax Withholding. Each Party shall be responsible for its own taxes due under this Agreement.

3.6 Books and Records. Caribou shall keep accurate books and records relating to the sale of Products, as used in the calculation of Calendar Quarter reports under Section 3.3. Caribou shall permit ProMab, by independent qualified public accountants engaged by ProMab and reasonably acceptable to Caribou, to examine Caribou’s books and records at any reasonable time upon [***] calendar days’ prior written notice, but not later than [***] years following the rendering of any Calendar Quarter report. The foregoing right of review may be exercised by ProMab only once during each Calendar Year and may be exercised only once with respect to any records provided for a particular Calendar Quarter. The results of any such examination and review will be shared with Caribou within [***] business days after receipt thereof by ProMab. ProMab shall bear the cost of any such examination and review; provided that if the inspection and audit shows an underpayment of amounts payable hereunder of more than [***] of the amount due for the applicable Calendar Quarter, then Caribou shall reimburse ProMab within [***] calendar days of receipt of an invoice for all reasonable costs incurred in connection with such examination. Caribou shall pay to ProMab the amount of any underpayment revealed by such examination, in addition to interest owed from the date(s) such underpayment(s) were due, within [***] calendar days of receipt of an invoice from ProMab for such underpayment and interest; and ProMab shall pay to Caribou the amount of any overpayment revealed by such examination within [***] calendar days of receipt of an invoice from Caribou for such overpayment.

3.7 Interest on Late Payments. Any payments or portions thereof due hereunder which are not paid when due shall bear interest equal to the lesser of the rate equal to prime rate effective for the date that payment was due, as published by The Wall Street Journal, U.S., Internet Edition, plus an additional [***], or the maximum rate permitted by applicable laws, calculated on the number of calendar days such payment is delinquent.

ARTICLE 4

RESPONSIBILITIES

4.1 Responsibility for Assigned Patent Rights and Infringement Thereof. Caribou shall have the sole responsibility, at its discretion, for filing, prosecuting, maintaining, and enforcing the Assigned Patent Rights and for all costs and decisions relating thereto. Caribou shall have the sole right, at its discretion and costs, to institute and conduct legal action against Third-Party infringers of the Assigned Patent Rights and/or defend any declaratory judgments with respect to the Assigned Patent Rights and to receive any recovery or settlement in connection with such legal action.

4.2 Cooperation and Assistance. ProMab agrees and covenants that it will provide all relevant assistance to Caribou in perfecting title to the Assigned Patent Rights (including, but not limited to, signing assignment documents) and in filing, prosecuting, and defending the Assigned Patent Rights; provided, however, that Caribou shall reimburse ProMab for its out-of-pocket costs in providing such assistance.

4.3 Responsibility for Products. Caribou shall have the sole control, responsibility, and authority for developing, manufacturing, filing for and obtaining all necessary regulatory approvals, and commercialization of Products; provided, however, that nothing in this Agreement shall impose any obligation on Caribou to develop or commercialize Products and Caribou may discontinue developing or commercializing such Products at its sole discretion at any time; provided, however, that Caribou shall provide written notice to ProMab of such discontinuation and shall remain responsible for any Calendar Quarter reports under Section 3.3 and associated royalty payments (if any) due to ProMab under Section 3.2 based on sales (if any) that occurred prior to such discontinuation.

ARTICLE 5

REPRESENTATIONS, WARRANTIES, AND COVENANTS

5.1 Representations and Warranties. Each Party represents and warrants to the other that:

(a) it is duly organized and validly existing under the applicable laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof; (b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action; (c) this Agreement is legally binding upon it and enforceable in accordance with its terms, and the execution, delivery, and performance of this Agreement by it does not conflict with any agreement, instrument, or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any applicable laws; and (d) it is not aware of any action, suit, or inquiry or investigation instituted by any entity which questions or threatens the validity of this Agreement.

5.2 Additional ProMab Representations and Warranties. [***]

5.3 Limitations. EXCEPT AS PROVIDED IN THIS ARTICLE 5, NEITHER PARTY MAKES ANY REPRESENTATIONS, WARRANTIES, OR CONDITIONS (EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE) WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

[***]

ARTICLE 6

CONFIDENTIALITY

6.1 Definition. “Confidential Information” means all business and research information of a Party or its Affiliates (including, but not limited to, information about research, development, preclinical and clinical studies, regulatory affairs, intellectual property, operations, marketing, business plans, financial statements, biological materials, software, product specifications, data, know- how, and the like, whether tangible or intangible, and including all copies, abstracts, summaries, analyses, and other derivatives thereof) furnished by one Party (the “Disclosing Party”) to the other Party or its Affiliates (the “Receiving Party”) or to the Receiving Party’s directors, officers, employees or representatives, including, but not limited to, attorneys, accountants, consultants, and financial advisors who are under obligations of confidentiality at least as stringent as those set forth herein (collectively, “Representatives”) that: (a) is disclosed in writing or other tangible form and marked “Confidential,” “Proprietary,” or in some other manner to indicate its confidential nature; (b) is initially disclosed in oral or other intangible form and subsequently confirmed in writing within [***] calendar days after its initial disclosure; or (c) the nature of the information and the manner of disclosure are such that a reasonable person would understand it to be confidential. Calendar Quarter reports under Section 3.3 shall be Caribou Confidential Information.

6.2 Exceptions. Confidential Information will not include any information that the Receiving Party can document by competent evidence: (a) is or becomes generally known to the public without violation of this Agreement by the Receiving Party or its Representatives; (b) is in the rightful possession of the Receiving Party without confidentiality obligations at the time of disclosure by the Disclosing Party to the Receiving Party; (c) is obtained by the Receiving Party from a Third Party without an accompanying duty of confidentiality and without a breach of such Third Party’s obligations of confidentiality; or (d) is independently developed by the Receiving Party without use of the Disclosing Party’s Confidential Information.

6.3 Non-Disclosure and Non-Use Obligations. The Receiving Party and its Representatives shall not: (a) disclose any Confidential Information of the Disclosing Party to Third Parties; (b) use any Confidential Information of the Disclosing Party except as is necessary to perform its obligations under this Agreement. The Receiving Party shall immediately cease all use of the any Confidential Information of the Disclosing Party upon termination or expiration of this Agreement, and the obligations of confidentiality shall remain in place for a period of [***] years from expiration or termination of this Agreement.

6.4 Maintenance of Confidentiality. The Receiving Party and its Representatives shall: (a) take reasonable measures to protect the secrecy of, and avoid disclosure and unauthorized use of, the Confidential Information of the Disclosing Party; without limiting the foregoing, the Receiving Party shall take at least those measures that it employs to protect its own confidential information of a similar nature; and (b) reproduce the Disclosing Party’s confidential rights notices on any such authorized copies in the same manner in which such notices were set forth in or on the original. The Receiving Party shall promptly notify the Disclosing Party of any unauthorized use or disclosure, or suspected unauthorized use or disclosure, of the Disclosing Party’s Confidential Information of which the Receiving Party or its Representatives become aware. Each Party will be responsible for any breach of this Agreement by its Representatives.

6.5 Export Restrictions. The Receiving Party and its Representatives agree not to export or re-export any Confidential Information or product thereof in violation of U.S. or other export control laws or regulations.

6.6 Compelled Disclosure. In the event the Receiving Party is legally required to disclose Confidential Information of the Disclosing Party by judicial or governmental order, or in a judicial or governmental proceeding (“Compelled Disclosure”), the Receiving Party shall: (a) give the Disclosing Party prompt notice of such Compelled Disclosure prior to disclosure; (b) cooperate with the Disclosing Party in the event that it elects to contest such Compelled Disclosure or seek a protective order with respect thereto; and (c) in any event only disclose the exact Confidential Information or portion thereof specifically requested by the Compelled Disclosure.

6.7 Remedies. The Receiving Party agrees that any violation of this Article 6 may cause irreparable injury to the Disclosing Party, entitling the Disclosing Party to seek injunctive relief in addition to all other legal remedies.

6.8 Confidential Terms. Each Party shall treat the terms of this Agreement as the Confidential Information of the other Party. Notwithstanding anything to the contrary, however, each Party may disclose the terms of this Agreement to its directors, officers, employees, Representatives, and actual or potential investors, acquisition partners, lenders, or collaboration partners subject to the restrictions set forth in this Article 6.

6.9 Press Releases. In the event a Party wishes to issue a press release related to this Agreement during the Term, such Party will provide a draft to the other Party at least [***] business days prior to such planned release for review and approval; alternatively, the Parties may decide to issue a joint press release related to this Agreement and, in such event, will exchange drafts prior to issuance of a joint press release. Both Parties shall have the right to post a brief description of the subject of this Agreement (including, but not limited to, the other Party’s name and logo, title and date of the Agreement, and scope of the assignments) on its website; provided, however, that such Party shall provide a written copy of the proposed website language to the other Party for review and approval prior to posting.

ARTICLE 7

INDEMNIFICATION

7.1 Indemnification by ProMab. ProMab hereby agrees to indemnify, hold harmless, and defend (collectively, “Indemnify”) Caribou and its Affiliates, and their directors, officers, and employees (the “Caribou Indemnitees”) from and against any losses, damages, costs, fees, and expenses (including reasonable legal expenses and attorneys’ fees) (collectively, “Losses”) resulting from any claims, suits, actions, or demands brought by a Third Party (each, a “Third-Party Claim”) arising out of [***]. ProMab’s obligation to Indemnify Caribou Indemnitees pursuant to this Section shall not apply to the extent that any such Losses arise from the negligence or intentional misconduct of any Caribou Indemnitee or arise from any material breach by Caribou of this Agreement.

7.2 Indemnification by Caribou. Caribou hereby agrees to Indemnify ProMab and its directors, officers, and employees (the “ProMab Indemnitees”) from and against any and all Losses resulting from Third-Party Claims arising out of [***]. Caribou’s obligation to Indemnify the ProMab Indemnitees pursuant to this Section 7.2 shall not apply to the extent that any such Losses arise from the negligence or intentional misconduct of any ProMab Indemnitee or arise from any material breach by ProMab of this Agreement.

7.3 Indemnification Procedure. To be eligible to be Indemnified hereunder, the indemnified Party shall provide the indemnifying Party with prompt notice of the Third-Party Claim, suit, action, or demand giving rise to the indemnification obligations pursuant to Section 7.1 or 7.2, as applicable, and the exclusive ability to defend (with the reasonable cooperation of the indemnified Party) or settle any such claim; provided, however, that the indemnifying Party shall not enter into any settlement that admits fault, wrongdoing, or damages without the indemnified Party’s written consent, such consent not to be unreasonably withheld or delayed. The indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by the indemnifying Party.

ARTICLE 8

TERM AND TERMINATION

8.1 Term. Unless terminated earlier pursuant to Section 8.2(a) or Section 8.2(b), this Agreement shall remain in full force and effect during the Term.

8.2 Termination for Cause.

(a) Material Breach. Either Party, at its sole discretion, may terminate this Agreement for a material breach by the other Party upon [***] prior written notice if the other Party does not cure the breach within such [***] period. (i) In the event of termination under this Section 8.2(a) by ProMab, the covenant not to sue set forth in Section 2.4 shall terminate upon the end of the [***] cure period. (ii) In the event of termination under this Section 8.2(a) by Caribou, the covenant not to sue set forth in Section 2.4 shall remain in full force and effect.

(b) Bankruptcy. Either Party, at its sole discretion, may terminate this Agreement by written notice immediately if the other Party makes an assignment for the benefit of creditors or files for bankruptcy or liquidation, or any decree or order for relief by a court of competent jurisdiction is issued against the other Party under any applicable bankruptcy, dissolution, or liquidation laws. (i) In the event of termination under this Section 8.2(b) by ProMab, the covenant not to sue set forth in Section 2.4 shall terminate on the date it provides written notice to Caribou of such termination. (ii) In the event of termination under this Section 8.2(b) by Caribou, the covenant not to sue set forth in Section 2.4 shall remain in full force and effect.

8.3 Effect of Termination or Expiration. Solely upon termination of this Agreement by ProMab under Section 8.2(a) or Section 8.2(b), Caribou shall (a) immediately cease any and all manufacture, sale, offer for sale, use, import, and/or export of Products, provided, however, that Caribou, its Affiliates, and any direct and indirect sublicensees thereof may, for a period not to exceed [***] from the date of termination, sell any remaining existing inventory of Products, with Caribou remaining responsible for any Calendar Quarter reports under Section 3.3 and associated royalty payments (if any) due to ProMab under Section 3.2 based on such sales; and (b) within [***] of such termination, notify its Affiliates and any direct and indirect sublicensees thereof of the termination of this Agreement.

8.4 Survival. Sections 2.1, 2.2, 2.3, 2.4 (only in the event of termination by Caribou under Section 8.2(a) or Section 8.2(b)), 3.4, 3.5, 3.6, 3.7, 4.3, 5.3, 5.4, 8.2, 8.3, and 8.4, and Articles 1, 6, 7, and 9 shall survive the expiration and any termination of this Agreement. Except as otherwise provided in this Article 8, all other provisions of this Agreement shall terminate upon the expiration or termination of this Agreement.

ARTICLE 9

GENERAL

9.1 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of California without reference to principles of conflicts of law.

9.2 Assignment of this Agreement. This Agreement shall be assignable by either Party only with the prior written consent of the other Party and any assignment in violation of this Section 9.2 shall be null and void; provided, however, that either Party may assign this Agreement without the other Party’s consent to an Affiliate or in connection with the sale or transfer of all or substantially all of the Party’s assets or business, provided such Affiliate or successor-in-interest agrees to be bound by all terms and conditions of this Agreement. Furthermore, the covenant not to sue set forth in Section shall be transferable to and for the benefit of an assignee of this Agreement by Caribou upon assignment of this Agreement as permitted under this Section 9.2 and shall be binding with respect to any assignee of ProMab upon assignment of this Agreement by ProMab permitted under this Section 9.2.

9.3 Independent Contractors. The Parties agree that the relationship of ProMab and Caribou established by this Agreement is that of independent contractors. Furthermore, the Parties agree that this Agreement does not, is not intended to, and shall not be construed to, establish an employment, agency, or any other relationship. Except as explicitly set forth herein, neither Party shall have any right, power, or authority, nor shall they represent themselves as having any authority to assume, create, or incur any expense, liability, or obligation, express or implied, on behalf of the other Party, or otherwise act as an agent for the other Party for any purpose. Each Party shall bear its own costs and expenses incurred in the negotiation and preparation of this Agreement.

9.4 Notices. Any notice, request, delivery, approval, or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, transmitted by facsimile or electronic mail (receipt verified) or by express courier service (signature required), or five (5) business days after it was sent by registered letter, return receipt requested (or its equivalent), to the Party to which it is directed at its address shown below or such other address as provided in writing by one Party to the other Party.

If to ProMab:	[***]
[***]

If to Caribou:	[***]
[***]

9.5 Compliance with Applicable Laws. Each Party shall comply with all applicable laws in connection with its activities pursuant to this Agreement.

9.6 Force Majeure. Except for nonpayment of monies, neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, potentially including, but not limited to, embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, or other acts of God, or acts, omissions or delays in acting by any governmental authority or the other Party. The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical, shall promptly undertake all reasonable efforts necessary to cure and/or mitigate such force majeure circumstances, and shall provide updates to the other Party on a regular basis of the force majeure circumstances and efforts to cure and/or mitigate.

9.7 No Waiver. A waiver, express or implied, by either ProMab or Caribou, of any right under this Agreement or of any failure to perform or breach hereof by the other Party shall not constitute or be deemed to be a waiver of any other right hereunder or of any other failure to perform or breach hereof by such other Party, whether of a similar or dissimilar nature thereto.

9.8 Severability. If any provision of this Agreement shall be found by a court to be void, invalid, or unenforceable, the same shall be reformed to comply with applicable laws or stricken if not so conformable, so as not to affect the validity or enforceability of the remainder of this Agreement, and the remainder of this Agreement shall remain in full force and effect.

9.9 Interpretation. The captions and headings to this Agreement are for convenience only and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement. Unless specified to the contrary, references to Articles, Sections, or Exhibit mean the particular Articles, Sections, and Exhibit A and Exhibit B of this Agreement.

9.10 Entire Agreement; Amendments. This Agreement constitutes the entire understanding and agreement between the Parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous negotiations, representations, agreements, term sheets, and understandings, written or oral, that the Parties may have reached with respect to the subject matter hereof, including but not limited to [***]; all of which are hereby superseded in their entireties and completely replaced by this Agreement. Any and all Confidential Information disclosed under such agreements shall be governed by this Agreement. Any and all amendments and modifications to this Agreement must be in writing and signed by duly authorized representatives of each of the Parties.

9.11 Counterparts. This Agreement may be executed in counterparts, including facsimile, scanned PDF documents, or electronic signature. Each such counterpart shall be deemed an original, and both of which together shall constitute one and the same executed Agreement.

(Remainder of page left intentionally blank; signature page follows)

IN WITNESS WHEREOF, the Parties have executed this Sale and Assignment Agreement by their duly authorized representatives as of the Effective Date set forth above.

ProMab Biotechnologies, Inc.		Caribou Biosciences, Inc.

By:	/s/ John Wu	By:	/s/ Rachel E. Haurwitz
Name:	John Wu, Ph.D.	Name:	Rachel E. Haurwitz, Ph.D.
Title:	Chief Executive Officer	Title:	President & Chief Executive Officer

Exhibit A

Assigned Patent Rights

Humanized BCMA CAR-T Cells
Country	Patent application number	Filing date	Status
US	62/793,274	01/16/2019	Expired
WO	PCT/US2020/013662	01/15/2020	Pending

Exhibit B

Sequence of PMC306

[***]